Exhibit 99.1

For more information:

John Ritchie

Chief Financial Officer

Ubiquiti Networks

408.942.3085 ext 329

Ubiquiti Networks Announces $100 Million Share Repurchase Program

SAN JOSE, CALIFORNIA, AUGUST 8, 2012 – Ubiquiti Networks, Inc., (NASDAQ:UBNT), a next-generation communications technology company, today announced that its Board of Directors has authorized the company to repurchase up to $100 million of company common stock. We expect the share repurchase program will commence Monday, August 13, 2012.

Robert J. Pera, Founder and Chief Executive Officer stated: “Given our long-term growth prospects and confidence in our new technology platforms, we believe our stock price is undervalued. Because we have been profitable every quarter since our launch and continue to consistently generate positive cash from operations, we believe we are in a unique position to repurchase our stock. We also believe this repurchase program will enhance long-term shareholder value.”

The company is authorized to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The timing and amount of stock repurchases will depend on a variety of factors, including corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time at the company’s discretion without prior notice.

The share repurchase program will be funded from existing cash on hand and from the proceeds related to amended term loan and revolving credit line agreements. Under the amended agreements the Company will increase its term loan borrowing from $35 million to $50 million. In addition the revolving line of credit will increase from $5 million to $50 million.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities.

About Ubiquiti Networks

Ubiquiti Networks is a next-generation communications technology company bridging the digital divide between emerging and developed markets by fundamentally changing the economics and complexity of deploying high performance networking solutions in underserved and underpenetrated markets globally. Our technology platforms focus on delivering industry-leading performance, compelling price-performing characteristics and an unparalleled user experience. For more information visit http://www.ubnt.com/

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “prospects”, “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider”, and “plan”, and statements in the future tense are forward-looking statements. Such statements include statements relating to expected performance and adoption of our new technology platforms, expected long-term growth prospects, profitability, positive cash flow and shareholder value. Such statements are subject to risks and uncertainties that could cause actual results to differ from those stated or implied in such forward-looking statements. Such risks include the risk of down turns in the global economy and regional economies in markets in which we serve, increased competition and the introduction of new competing technologies, as well as the risks described in our Form 10-Q filed with the Securities and Exchange Commission on May 2, 2012. Our past performance is not necessarily indicative of our future performance.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

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